Exhibit 99.1

Asset Entities Inc. Announces Reverse Stock Split to

Regain Compliance with Nasdaq’s Minimum Bid Price

DALLAS, June 28, 2024 — Asset Entities Inc. (“Asset Entities” or the “Company”) (NASDAQ: ASST), a provider of digital marketing and content delivery services across Discord and other social media platforms, and a Ternary Payment Platform company, today announced a 1-for-5 reverse stock split (the “Reverse Stock Split”) of its class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and its class B common stock, $0.0001 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “common stock”).

The Company’s Class B Common Stock will continue to trade on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ASST” and will begin trading on a split-adjusted basis when the market opens on Tuesday, July 2, 2024. The new CUSIP number for the Company’s Class B Common Stock following the Reverse Stock Split will be 04541A204.

The Reverse Stock Split is intended to enable the Company to regain compliance with the minimum bid price requirement for continued listing on Nasdaq.

As a result of the Reverse Stock Split, every 5 shares of the Company’s issued and outstanding common stock as of the effective time will be combined into one share of common stock. In addition, the Reverse Stock Split will effect a reduction in the number of shares issuable pursuant to the Company’s equity awards, warrants and convertible preferred stock outstanding as of the effective time of the Reverse Stock Split with a corresponding increase in the exercise or conversion price per share. The par value and other terms of the Company’s common stock are not affected by the Reverse Stock Split. Also as a result of the Reverse Stock Split, the number of the Company’s authorized shares of Class A Common Stock and Class B Common Stock will be proportionally reduced from 10,000,000 and 190,000,000, respectively, to 2,000,000 and 38,000,000, respectively.

No fractional shares will be issued in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. VStock Transfer, LLC is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders are not required to take any action to receive post-Reverse Stock Split shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Additional information about the Reverse Stock Split can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2024, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at assetentities.com.

About Asset Entities, Inc.

Asset Entities Inc. is a technology company providing social media marketing, management, and content delivery across Discord, TikTok, Instagram, X (formerly Twitter), YouTube, and other social media platforms. Asset Entities is believed to be the first publicly traded Company based on the Discord platform, where it hosts some of Discord’s largest social community-based education and entertainment servers. The Company’s AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development, and Management of Discord community servers. Asset Entities’ initial AE.360.DDM customers have included businesses and celebrities. The Company also has its Ternary payment platform that is a Stripe-verified partner and CRM for Discord communities. The Company’s Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The Company’s SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses. Learn more at assetentities.com, and follow the Company on X (formerly Twitter) at @assetentities.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Company. Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statements that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors including those that are described in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer

Michael Gaubert, Executive Chairman

Asset Entities Inc.

Tel +1 (214) 459-3117

Email Contact

Investor Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Office: (646) 893-5835

Email: info@skylineccg.com